EXHIBIT 13.2

Unaudited Quarterly Financial Statements

CORONATION ACQUISITION, CORP

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2003 AND 2002

CORONATION ACQUISITION, CORP

      TABLE OF CONTENTS

PAGE #

      Financial Statements

      Balance Sheet

2

      Statement of Operations

3

      Statement of Stockholders' Equity

4

      Statement of Cash Flows

5

      Notes of Financial
Statements
6-7

Coronation Acquisition, Corp.

(A Development Stage Company)

(Unaudited) Balance Sheet

       March 31,
2003

       March 31,
2002

       December
31, 2002

       December
31, 2001

Assets

Current Assets

Cash

       $
-

       $
-

       $
-

       $
-

Total Current Assets

0

0

0

0

Other Assets

0

0

0

0

TOTAL ASSETS

       $
-

       $
-

       $
-

       $
-

      Liabilities and
Stockholders' Equity

      Current
Liabilities

      Officers' Advances
(Note #6)

$ 4,272

       $         290

$ 2,390

       $
80

'

0

0

446

0

Total Current Liabilities

4,272

290

2,836

80

      Stockholders'
      Equity: Common stock, $.001 par value, authorized 100,000,000 shares;
      900,100 shares issued and outstanding at 03/31/03 03/31/02, 12/31/02 and
      12/31/01 respectively
Additional paid in capital

Deficit accumulated during the development stage

      50
       450

(4,772)

      50
       450

(790)

      50
       450

(3,336)

      50
       450

(580)

Total Stockholders' Equity (Deficit)

(4,272)

(290)

(2,836)

(80)

       TOTAL LIABILITIES AND

STOCKHOLDERS' EQUITY (DEFICIT)

       $
-

       $
-

       $
-

       $
-

    See accompanying notes

Coronation Acquisition, Corp.

(A Development Stage Company)

(Unaudited) Statement of Operation

       Three Months
Ended March 31, 2003

       Three Months
Ended March 31, 2002

       Year Ended
Dec. 31, 2002

       Year Ended
Dec. 31, 2001

Income

Revenue

       $
-

       $
-

       $
-

        $
-

Expenses

General and Administrative

1,858

210

2,756

0

           Total
Expenses

1,858

210

2,756

0

           Net
Loss

$ 1,858

$ (210)

$ (2,756)

       $
0

      Net Loss per share
Basic and diluted

$ (0.0000)

$ 0.0000

($ 0.0006)

$ 0.0000

      Weighted average number of
common shares outstanding

5,000,000

5,000,000

5,000,000

5,000,000

See accompanying notes

Coronation Acquisition, Corp.

(A Development Stage Company)

(Unaudited) Statement of Stockholders' Equity

Common Stock

Additional Paid-In Capital

Deficit accumulated during development stage

Shares
Amount

Balance December 31, 2001

5,000,000

$

50

$

450

$

(580)

      Net
      loss three months ended
March 31, 2002

(210)

Balance March 31, 2002,

5,000,000

50

450

(790)

Balance December 31, 2002

5,000,000

50

450

(2,276)

      Issue
for Cash

0

0

0

0

      Net
      loss three months ended
March 31, 2003

(1,858)

Balance March 31, 2003

5,000,000

50

450

(4,134)

      Net
      loss year ended
December 31, 2002

(2,276)

Balance December 31, 2002

1,052,600

50

450

(3,336)

See accompanying notes

Coronation Acquisition, Corp.

(A Development Stage Company)

(Unaudited) Statement of Cash Flows

       Three Months
Ended March 31, 2003

       Three Months
Ended March 31, 2002

      Year Ended
Dec. 31, 2002

      Year Ended
Dec. 31, 2001

      Cash Flows from Operating
Activities

           Net
(Loss)

$ (1,858)

       $
-

$ (2,756)

       $
-

      Adjustments to reconcile net loss
to cash (used) in operating activities

      Changes in assets and liabilities
           Officers Advances
      Payable
           Accounts Payable

      4,272
0

      0
210

      446
2,310

      0
80

           Net
Cash (used) in operating results

0

210

0

(500)

      Cash Flows from Financing
      Activities
Proceeds from issuance of common stock

0

0

0

500

      Net increase (decrease) in
cash

0

210

0

580

Cash at Beginning of Period

0

0

0

0

Cash at End of Period

       $
-

       $
210

       $
-

       $
580

See accompanying notes

CORONATION ACQUISITION, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2003 and 2002

Note 1 - History and Organization of the Company

The Company was organized February 9, 2000, under the laws of the State of
Nevada as Coronation Acquisition, Corp. The company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

On March 2, 2000, the company issued 5,000,000 share of its $0.00001 par value common stock for cash of $500.

Notes 2 - Accounting Policies and Procedures

The Company has not determined its accounting policies and procedures, except as follows:

The Company uses the accrual method of accounting.

Earnings per share is computed using the weighted average number of shares of common stock outstanding.

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

In April 1998, the American Institute of Certified Public Accountant's issued
Statement of Position 98-5 ("SOP 98-5"), Reporting on the Costs of Start-up
Activities which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with initial adoption reported as the cumulative effect of a change in accounting principle.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Warrants and Options

There are no warrants or options outstanding to issue any additional shares of common stock of the Company.

Note 4 - Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through further equity financing's and seeking necessary bank loans.

Note 5 - Related Party Transactions

The Company neither owns nor leases any real or personal property. Office services are provided without charge by Harry Miller, the sole officer and director of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the
Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 6 - Officers Advances

While the Company is seeking additional capital, an officer of the Company has advanced funds to the Company to pay for any costs incurred by it. These funds are interest free. The balances due to Mr. Miller were $4,272 and $290 on
March 31, 2003 and March 31, 2002, respectively.